                                                                 Exhibit 10.8(a)


                                MASTER AGREEMENT
                                      FOR
                        ELECTRONIC DISTRIBUTION SERVICES


                         Dated as of: November 13, 1998

                                    Between

                              MULTEX SYSTEMS, INC.

                                      And

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



                                   SCHEDULES


A.   Merrill Lynch Online/Multex Service Request (1997)
B.   Contribution and Distribution of Research
C.   Multex Publisher for Internal Electronic Distribution Services
D.   Merrill Lynch OnLine Trial Program Addendum



                                  ATTACHMENTS


A.   Form of Service Request
B.   Multex or Merrill Lynch Provided Equipment
C.   Third Party Software/License Requirements for End Users
D.   Multex Subscriber Agreement

                              MASTER AGREEMENT FOR
                   ELECTRONIC RESEARCH DISTRIBUTION SERVICES


THIS MASTER AGREEMENT FOR ELECTRONIC RESEARCH DISTRIBUTION SERVICES ("Agreement") is made and entered into as of the 13th day of November, 1998. by and between MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation with offices at Merrill Lynch World Headquarters, North Tower, World Financial Center, 250 Vesey Street. New York, N.Y. 10281 (herein referred to as "Merrill Lynch" or "Licensee"), and MULTEX SYSTEMS, INC. a Delaware corporation with offices at 33 Maiden Lane, 5th Floor, New York, N.Y. 10038 (herein referred to as "Multex"). Multex and Merrill Lynch shall be referred to herein as the "Parties".

                                    RECITALS


WHEREAS, Merrill Lynch and/or its subsidiaries and affiliates, create, produce and develop various global research data and other financial information about companies, industries and markets as further described in the Schedules and Service Requests hereto.

WHEREAS, Multex has developed certain proprietary software, which electronically receives and distributes various research data, including but not limited to global equity, fixed income and economic market data, morning meeting notes, earnings estimates, recommendations, full-text research reports and other financial information and electronic documents.

WHEREAS. Multex and Merrill Lynch entered into an Agreement for Electronic Distribution Services dated as of July 1, 1994, pursuant to which Multex agreed to distribute certain Merrill Lynch proprietary research documents to approved Merrill Lynch clients (the "1994 Agreement").

WHEREAS, Multex and Merrill Lynch entered into a Master Agreement for Internal Electronic Distribution Services dated as of April 1, 1996 pursuant to which Multex agreed to distribute Merrill Lynch research within Merrill Lynch in accordance with the terms of that Master Agreement and additional Service Requests to be entered into by the parties (the "1996 Master Agreement").

WHEREAS, Multex and Merrill Lynch executed a Merrill Lynch Online/Multex Service Request dated as of February 28. 1997 for electronic distribution of Merrill Lynch research via the Merrill Lynch system known as Merrill Lynch Online (the "1997 Service Request") The 1994 Agreement, the 1996 Master Agreement and the 1997 Service Request are sometimes hereinafter referred to as the "Existing Agreements".

WHEREAS, the parties desire to consolidate the terms and conditions relating to the services provided pursuant to the Existing Agreements and for Multex to provide to Merrill Lynch certain additional services, all as more fully described in this Master

Services Agreement and the Schedules and Attachments hereto.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties agree as follows:

1.   Definitions. As used in this Agreement and the Schedules and Attachments
     -----------
     hereto, the following terms shall have the meanings set forth below:

     (a)  Approved Data Provider shall mean Data Providers as defined below
      --  ----------------------
     authorized by Merrill Lynch

     (b) Data Providers shall mean third party research providers who are in the
         --------------
     business of producin9 or procuring research reports, market data and other financial documents for sale or resale to the financial and corporate markets, excluding clients of Merrill Lynch.

     (c) Equipment shall mean the hardware and software (e.g., workstations,
         ---------
     servers, operating software) required in order for Merrill Lynch to access the Services, as more fully described in this Agreement and the Exhibits.

     (d) External Users shall mean persons or entities other than employees of
         --------------
     Merrill Lynch to whom the Research is provided by means of the Services provided under this Agreement and are approved by Merrill Lynch.

     (e) Internal Users shall mean the investment professionals and other
         --------------
     employees of Merrill Lynch to whom the Research is provided by means of the Services provided under this Agreement.

     (f) Multex Software shall mean any of Multex's proprietary software which
         ---------------
     is provided to Merrill Lynch hereunder and which is used to receive and distribute Research and otherwise to provide the Services hereunder. The Multex Software includes, but is not limited to (i) Multex Publisher, MultexNet, MuItexEXPRESS, Multex Research on Demand and Multex Investor Network and (ii) certain software licensed from third parties (the "Third Party Software"), as described on Attachment C. The Multex Software and the Third Party Software are sometimes hereinafter referred to as the "Software".

     (g) Research shall mean the digitized or electronically transmitted data
         --------
     which is contributed to Multex by Merrill Lynch and/or distributed by Multex to Merrill Lynch and Users as part of the Services to be provided under this Agreement and the Schedules and Service Requests. The particular formats, types and contents of the Research covered by this Agreement shall be as set forth in the Schedules and Service Requests.

     (h) Schedule or Schedules shall mean one or more Schedules attached to this
         ---------------------
     Agreement or to a Service Request and made a part hereof which set forth the Services to be provided by Multex to Merrill Lynch, and any terms and conditions related to such Services.

     (I) Services shall have the meaning ascribed thereto in Section 2(a) below.
         --------

     (j) Service Request shall have the meaning ascribed thereto in Section 2(b)
         ---------------
     below.

     (k) Subscribers shall mean an entity which has subscribed to and is
         -----------
     receiving one or more research distribution services from Multex.

     (k) Users shall mean either the Internal Users or External Users.
         -----

2.   Scope of Services.
     -----------------
    (a)  Multex Services. Multex agrees to provide Merrill Lynch and its
         ---------------
         affiliates, and Merrill Lynch agrees to receive from Multex, the Services described in Section 2(d) below and the applicable Schedules referred to therein, and any additional services as may from time to time be requested by Merrill Lynch or its affiliates and agreed to by the parties (collectively, the "Services"). Services for any individual user or group of users shall be ordered by Merrill Lynch and its affiliates pursuant to a service request ("Service Request") in substantially the form attached hereto as Attachment A. The Service Request shall include a description of the Services being ordered, the Merrill Lynch department, division, affiliate or location ordering the Services, the location(s) where invoices are to be sent, the fee for the Services, the date or dates for the commencement and termination of the Services, the equipment, if any, which is to be provided either by Multex or Merrill Lynch, the permitted number of users, and any other terms and conditions agreed to by the parties. Other than the Services set forth in the Schedules hereto, Merrill Lynch shall have no obligation to execute any Service Request or purchase any Services of any kind by virtue of having executed this Agreement, nor shall Multex be obligated to provide Services until a Service Request has been executed.

    (b)  Merrill Lynch Contribution of Research. Merrill Lynch agrees to provide
         --------------------------------------
         Multex, and Multex agrees to receive from Merrill Lynch, the Research for distribution solely in accordance with the terms and conditions of this Agreement and the Schedules, Service Requests and Attachments to this Agreement.

    (c)  Service Requests. Each Service Request executed by both parties
         ----------------
         pursuant to this Agreement shall be deemed to include and incorporate the provisions of this Agreement. In the event of a conflict or ambiguity between the terms of this Agreement and any Service Request, the provisions of the Service Request shall prevail with respect to the Services that are the subject of such Service Request. Merrill Lynch's affiliates may execute Service Requests pursuant to this Agreement; in such event, the affiliate executing the Service Request shall be deemed to be the customer under such Service Request and shall agree in such Service Request to be bound by the restrictions of this Agreement and shall be afforded the benefits, rights, and protections of this Agreement. If an affiliate receives Services hereunder pursuant to a Service Request which does not contain a written agreement to be bound by the terms and conditions of this Agreement, then Merrill Lynch shall indemnify and hold harmless Multex from and against any loss, liability, claim, damage or expense arising from or in connection with (ii any action, proceeding or claim made or brought against Multex by any such affiliate to the extent that this Agreement bars or otherwise limits Multex's liability with respect to the subject matter of such claim, or
         (ii) the breach by any affiliate of any of the obligations of (and prohibitions on) Merrill Lynch under this Agreement.

    (d)  Current Services. A description of the Services currently being
         ----------------
         provided to Merrill Lynch, and any additional terms and conditions relating to such Services are set forth in Schedules A through 0 of this Agreement, as described below:

          (i) MuItexEXPRESS. Pursuant to the Merrill Lynch OnLine/Multex Service
              -------------
          Request dated February 28,1 997, a copy of which is attached hereto as Schedule A (the "Online Service Request"). Multex is providing to Merrill Lynch internal distribution of the Research described in the Online Service Request, all as more particularly set forth in the Online Service Request. The parties agree that, effective as of the date hereof, the Online Service Request shall be amended as set forth below:

               (A) Upon expiration of the current term of the Online Service Request, which expires on February 28. 1999, the term of the Online Service Request shall continue on a month-to-month basis until either the parties enter into a renewal term or either party terminates such Service Request on 30 days prior written notice to the other party.

               (B) All references to the term "MultexNet" contained in the Online Service Request shall be changed to the "MuItexEXPRESS", which is the current name of the Multex service which is provided to Merrill Lynch under the Online Service Request.

          Except as specifically provided herein, all terms of the Online Service Request shall remain in full force and effect.

          (ii)  Contribution and Distribution of Research. Merrill Lynch agrees
                -----------------------------------------
          to provide to Multex the Research described in the Merrill Lynch Contribution and Distribution Services Schedule attached as Schedule B for distribution of such Research only in accordance with the terms of this Agreement and such Schedule B.

          (iii) Multex Publisher for Internal Electronic Distribution Services.
                --------------------------------------------------------------
          Pursuant to the Multex Publisher Internal Distribution Electronic Distribution Services Schedule attached hereto as Schedule C, Multex will continue to distribute Research within Merrill Lynch by means of Multex Publisher.

          (iv)  Merrill Lynch OnLine Trial Program. Attached hereto as Schedule
                ----------------------------------
          D is copy of executed Merrill Lynch OnLine/Multex Trial Program Addendum effective as of October 29, 1998 which amends the Merrill Lynch Online/ Multex Service Request effective as of February 28. 1997 and continues in effect in accordance with its terms.

3.   Equipment.
     ---------
     Any equipment such as computers, servers, routers ("Equipment") to be provided by Multex to Merrill Lynch shall be set forth in Attachment B or in the applicable Service Request. Any Equipment provided to Merrill Lynch under this Agreement shall remain the sole and exclusive property of Multex and no right, title or interest in such Equipment is granted to Merrill Lynch. (Except for that Equipment which is purchased by Merrill Lynch from or through Multex in which case Multex shall transfer good and valid title to such Equipment to Merrill Lynch). Merrill Lynch agrees to provide physical facilities, access, and security as reasonably required for the proper installation, operation and maintenance of the Equipment and to surrender Multex's Equipment to Multex upon the termination or cancellation of this Agreement in the sane condition as delivered, reasonable wear and tear excepted. Physical risk of loss or damage to the Equipment while in Merrill Lynch's possession shall be borne by Multex, excluding any damage or loss caused by the gross negligence or willful misconduct of Merrill Lynch. In no event shall Merrill Lynch's liability for loss or damage to any Equipment exceed the depreciated value of the Equipment at the time of loss or damage. Multex is responsible for recovering its Equipment within thirty (30) days' after the cancellation or termination of this Agreement, or any Order Schedule. Merrill Lynch shall not be responsible for any Equipment in its possession more than thirty (30) days' after the date of cancellation or termination of Services.

4.   (a) Grant of Software License by Multex.
         -----------------------------------
       As part of the Services provided by Multex under this Agreement and in consideration of the mutual covenants contained herein, Multex hereby grants to Merrill Lynch and it affiliates a non-exclusive, non-transferable, worldwide license ("License") to use Multex Software for the term of this Agreement, including the Third Party Software identified in Attachment C. The Third Party Software is licensed to Merrill Lynch and its affiliates in accordance with the provisions of Attachment C (Third Party License Requirements for End Users) which is incorporated herein and made a part of this Agreement. In the event of any conflict between this Agreement and Attachment C, this Agreement shall control. Merrill Lynch shall have the option of independently licensing Third Party Software for use in connection with the Services pursuant to separate licensing arrangements entered into between Merrill Lynch and third party licensors. The number of users licensed to use Multex Software shall be agreed to and set forth in the applicable Schedule or Service Request.

     (b) Grant of License by Merrill Lynch.
         ---------------------------------
       i. During the time Schedule B remains in effect, Merrill Lynch hereby grants to Multex limited, non-exclusive, non-transferable worldwide license to receive, store and distribute the Research solely to (1) Internal Users; (2) External Users that have executed a Multex Subscriber Agreement in the form Attached hereto as Attachment D; (3) Subscribers who have executed a Multex Subscriber Agreement; and (4) Approved Data Providers for the purpose of redistributing the Research to the clients of such Data Providers("Data Provider Clients"), provided that distribution to External Users, Subscribers and Approved Data Providers is subject to the entitlement provisions set forth in Section 4 of Schedule
              B. The initial list of Approved Data Providers is attached as Exhibit A to Schedule B, and Multex may not add any Data Providers to this list without the prior written approval of Merrill Lynch in each instance,.

       ii. Merrill Lynch shall, in its sole discretion, retain editorial control at all times over the selection and dispatch of its Research to Multex for distribution. Merrill Lynch may elect in its sole discretion to withhold certain Research or modify the Research prior to submission to Multex. Merrill Lynch shall have no obligation to provide any particular volume or quantity of Research under this Agreement. Multex shall have the capacity to, and Multex shall delete, block, remove or delay specified Research reports in accordance instructions received from Merrill Lynch and shall, to the extent feasible, immediately comply with all such reasonable instructions. Merrill Lynch retains the unrestricted right to distribute the Research or have the Research simultaneously distributed by any other third party, over any medium of Merrill Lynch's choice. In the event that any Schedule or Service Request s terminated this license shall be deemed terminated with respect to the Research, or portion thereof, covered by said Schedule or Service Request. Notwithstanding anything to the contrary contained herein, Merrill Lynch agrees that the volume, quantity and content of the Research which Merrill Lynch provides to Multex hereunder will be the same as that provided to any other Data Provider to which Merrill Lynch contributes Research, except for a Data Provider whose systems are capable of entitling research by securities product (e.g., by equity or fixed income), and Merrill Lynch will not modify, withhold, delete, block, remove or delay the contribution of Research to Multex unless it does so for all other Data Providers (except those noted above).

5.   Correction of Errors.
     --------------------
          Multex shall use reasonable efforts to promptly correct all material errors, defects or bugs (collectively "Error 1 in the Multex Software reported to Multex by Merrill Lynch or its affiliates or that Multex becomes aware of through any other means. With regard to the Third Party Software, Multex will inform the appropriate Third Party of the Error in its Third Party Software and seek prompt corrections of such error in accordance with the Multex contract with such Third Party.

6.   Independent Contractor.
     ----------------------
          Multex (and its employees), in performance of this Agreement, is acting as an independent contractor. Personnel supplied by Multex hereunder are not Merrill Lynch's personnel or agents, and Multex assumes full responsibility for their acts. Multex shall be solely responsible for the payment of compensation, benefits, insurance and taxes relating to Multex's employees assigned to perform services hereunder. Notwithstanding the foregoing, Multex (and its employees) shall abide by Merrill Lynch rules and regulations while visiting Merrill Lynch's premises.

7.   Cost/Fees.
     ---------
     (a) Merrill Lynch is responsible for the costs relating to (i) the development of the Research; (ii) the contribution and delivery of the Research to Multex's central computer facilities, and (iii) the distribution of the Merrill Research within the Merrill Lynch organization (except as otherwise provided in a Service Request). Such costs include the costs of Merrill Lynch's telecommunication lines, telephones, modems, computers, magnetic tape, magnetic tape delivery and messenger services.

     (b) Except for the fees set forth in the Schedules. Multex shall be responsible for all costs associated with the distribution of the Services to its Subscribers and Data Providers, Such costs include, without limitation, the costs of its own telecommunication lines, telephones, modems, computers, magnetic tape, magnetic tape delivery and messenger services.

     (c) The fees for the Services are set forth in the applicable Schedules and/or Service Requests.

8.   Term; Termination.
     -----------------
     (a) The term of this Agreement shall commence as of the date of this Agreement (the "Effective Date") and shall remain in effect so long as the Schedules and Service Requests issued pursuant to this Agreement remain in effect. Each Schedule and Service Request executed hereunder shall include such term and termination provisions as are mutually agreed upon between the parties.

     (b) Notwithstanding the term set forth above or in a Service Request, in the event either party to this Agreement shall fail to perform or observe any material term, covenant, agreement or warranty, the other party may immediately terminate this Agreement and/or the applicable Schedule or Service Request if such failure is not corrected within 30 days after delivery of written notice thereof to the other party (provided however if the failure cannot reasonably be corrected within 30 days and the defaulting party has commenced a cure of its performance during such thirty (30) day period and proceeds to cure the default, the time for curing such default shall be extended for such period as may be necessary to cure the default).

     (c) If, during the term of this Agreement either party shall cease doing business or if a petition in bankruptcy shall be filed (voluntary or involuntary) with respect to a party, the other party may terminate this Agreement upon 10 days written notice to the other party.

     (d) Multex shall be responsible for the payment of any and all taxes (including but not limited to sales, use, withholding, gross receipts or excise taxes) imposed on any Services or Research provided to third parties. Merrill Lynch shall not be responsible, and Multex shall pay or reimburse Merrill Lynch for payment of any tax related to Research provided to any third party. Multex agrees to notify Merrill Lynch of any tax liability or potential tax liability, and of any pending or threatened tax audit or other proceeding that could lead to the imposition of tax liability against Merrill Lynch and shall afford Merrill lynch all reasonable opportunity to participate in any such audit or proceeding affecting its interests. Merrill Lynch shall be responsible for the payment of any and all taxes (including but not limited to sales, use, withholding, gross receipts or excise taxes) imposed on its receipt of any Services or Research provided hereunder.

     (e) Should Merrill Lynch fail to pay when due any sum of money due under this Agreement, the Schedules or a Service Request and such failure shall continue for a period of thirty (30) days after notice thereof, Multex, at its option, may, upon written notice thereof, (i) terminate the applicable Schedule or Service Request. (ii) whether or not the applicable Schedule or Service Request is terminated take immediate possession of any or all of the items of Equipment owned by Multex not fully paid for, wherever situated and for such purpose enter upon any premises without liability for so doing. and (iii) sell, dispose of, hold, use or lease any items of Equipment not fully paid for, as Multex, in its sole discretion, may decide.

     (f) Should Merrill Lynch fail to contribute the Research to Multex in accordance with the terms of Section 4(b) of this Agreement and Schedule B, and such failure continues for more than 10 days after written notice thereof, then Multex shall have the right to terminate this Agreement and all of the Services provided hereunder.

     (g) The remedies contained in this Paragraph 8 are cumulative and are in addition to all other rights and remedies available to either party under this Agreement and the Schedules and Service Request hereto, by operation of law or otherwise.

9.   Disposition of Software and other Materials.
     -------------------------------------------
          Upon the expiration or termination of this Agreement and all Service Requests hereunder, for whatever reason, and upon the written request of Multex. Merrill Lynch shall return to Multex the Multex Software (including the magnetic or other physical media on which it was originally or subsequently recorded or fixed) and all related documentation, as well as all hardware and Equipment owned by Multex in good condition, reasonable wear and tear and damage by the elements excepted. At the written direction of Multex, the Multex Software may be completely deleted, erased or otherwise destroyed by Merrill Lynch.

10.  Unlawful Use.
     ------------
          Merrill Lynch shall not use or permit any person or entity under its control to use the Services for any unlawful purpose.

11.  Distribution of Service.
     -----------------------
          Except as set forth in the Schedules and Service Requests, Merrill Lynch is not authorized or permitted to furnish the Services to any person or firm other than its employees, affiliates and their employees, for re-use, redistribution or retransmission without the prior approval of Multex.

12.  Limitation of Liability.
     -----------------------
     (a) Multex will use its best efforts to provide the Services to Merrill Lynch and its affiliates as described herein. However. Merrill Lynch understands that Multex cannot and does not guarantee the content, accuracy, timeliness or availability of the Services or the Research as displayed or provided through the Services. ACCORDINGLY. MERRILL LYNCH AGREES THAT UNLESS THE FOLLOWING ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MULTEX. MULTEX SHALL NOT HAVE ANY LIABILITY OR OBLIGATION TO MERRILL LYNCH OR ITS AFFILIATES (WHETHER CAUSED DIRECTLY OR INDIRECTLY) RELATING TO (I) INTERRUPTION, DELAY OR FAILURE IN THE TRANSMISSION, PROCESSING, DELIVERY OR DISTRIBUTION OF THE SERVICES OR THE RESEARCH; (II) THE UNAVAILABILITY OF MULTEX SOFTWARE OR THE SERVICES; (III) THE ACCURACY OF THE MERRILL LYNCH RESEARCH; OR (IV) THE ACTS OR OMISSION OF MERRILL LYNCH.

     (b) Except for Multex's liability under Paragraph 13(a) and 14(a) and damages arising from the gross negligence or willful misconduct of Multex, Multex's maximum liability hereunder for any other cause, not exculpated hereunder, whether in tort or contract, shall not exceed the lesser of actual damages or $100,000; provided, however, if the fees paid to Multex pursuant to this Agreement in any one (1) calendar year period exceed sioo,000; Multex's maximum liability shall be raised from $100,000 to the amount of such fees paid over said-one (1) year period.

     (c) Third Parties who provide portions of the Services to Multex shall not have any direct or indirect liability under this Agreement to Merrill Lynch for monetary damage on account of the Services provided or to be provided by Multex hereunder.

     (d) Multex conducts no review whatsoever and exercises no editorial control over the Research. and accordingly, Multex shall have no liability to Merrill Lynch whatsoever (whether in contract or tort) for the content, completeness or accuracy of the Research.

     (e) Multex understands that Merrill Lynch cannot and does not guarantee the content or accuracy of the Research or any related data, information or documentation provided by Merrill Lynch hereunder. ACCORDINGLY, MULTEX AGREES THAT MERRILL LYNCH SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE, INJURY OR EXPENSE, CAUSED BY ITS NEGLIGENCE OR OTHERWISE, ARISING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THE RESEARCH UNLESS CAUSED BY ITS OWN WILLFUL OR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE AND MERRILL LYNCH SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE. INJURY OR EXPENSE CAUSED BY OR ARISING FROM ANY ACTION OR INACTION OF MULTEX or ANY USER. Except for Merrill Lynch's liability under Paragraph 13(b) and 14(b) and damages arising from the gross negligence or willful misconduct of Merrill Lynch, Merrill Lynch's maximum liability hereunder for any other cause, not exculpated hereunder, whether in tort or contract, shall not exceed the lesser of actual damages or $100,000; provided, however, if the fees paid to Multex pursuant to this Agreement in any one (1) calendar year period exceed $100,000, Merrill Lynch's maximum liability shall be raised from $100,000 to the amount of such fees paid over said one (1) year period.


     (f) NEITHER PARTY SHALL BE LIABLE FOR ANY, INDIRECT CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANYTHING BEYOND ITS REASONABLE CONTROL. FOR THE PURPOSES OF THIS SECTION, DAMAGES PAYABLE TO A THIRD PARTY IN AN ACTION FOR WHICH A PARTY IS INDEMNIFIED UNDER SECTION 13 OF THIS AGREEMENT SHALL NOT BE DEEMED CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES.

     (g) The parties acknowledge and agree that the limitations of liability set forth in this Section 12 are a condition of this Agreement, and that the Fees reflect the allocations of risk set forth in this
          Section 12.


13.  Indemnity.
     ---------
     (a) Multex shall defend and/or handle at its own cost and expense any claim or action brought by a third party against Merrill Lynch, its parent company, and its or their subsidiaries and/or affiliated companies (also referred to collectively as Merrill Lynch "affiliates"), for actual or alleged infringement of any patent, copyright, trademark or other proprietary right, including, but not limited to, misappropriation of trade secrets (collectively, Proprietary Rights} based on any software, programs. Equipment. Services, and/or other materials furnished to Merrill Lynch by Multex pursuant to the terms of this Agreement (including, without limitation, Multex Software and the Third Party Software included therein) or the use thereof by Merrill Lynch or its affiliates in accordance with the terms of this Agreement;, provided, however, that Multex shall have the sole right to control the defense and settlement of such action and all rights of appeal, and shall not be liable to Merrill Lynch or its affiliates for any costs, settlements, compromises or legal fees of any kind incurred or entered into by Merrill Lynch or its affiliates without Multex's prior written approval. Multex shall indemnify and hold harmless Merrill lynch and its affiliates, from and against all liabilities, losses, damages, costs and expenses (including but not limited to, attorneys' fees, costs and disbursements) associated with any such claim or action In the event any Services, Software or materials provided hereunder are deemed to & suspected to infringe the Proprietary Rights of any third party, Multex may immediately terminate this Agreement, or, subject to Merrill Lynch's approval, substitute non-infringing, equally functional software, materials or services. Any such termination of this Agreement shall not relieve Multex of its obligations pursuant to this Section 13(a). In the event of such termination, Multex shall refund to Merrill Lynch all prepaid fees for Services not rendered or received. Multex's obligations hereunder shall be contingent upon Merrill Lynch promptly notifying Merrill Lynch of any such claim and cooperating, at Multex's expense, in the litigation.

     (b) Merrill Lynch shall defend and/or handle at its own cost and expense any claim or action brought by a third party against Merrill Lynch for actual or alleged infringement of Proprietary Rights based on the Research as provided by Merrill Lynch provided, however, that Merrill Lynch shall have the sole right to control the defense and settlement of such action and all rights of appeal, and shall not be liable to Multex for any costs, settlements, compromises or legal fees of any kind incurred or entered into by Multex without Merrill Lynch's prior written approval. Merrill Lynch shall indemnify and hold harmless Multex and its affiliates from and against all liabilities, losses, damages, costs and expenses (including but not limited to, attorneys' fees, costs and disbursements) associated with any such claim or action. Merrill Lynch's obligations hereunder shall be contingent upon Multex promptly notifying Merrill Lynch of any such claim and cooperating, at Merrill Lynch's expense, in the litigation.

14.  Confidential Information.
     ------------------------
     (a) "Confidential Information" shall mean (i) with respect to Merrill Lynch, any information obtained by Multex (or its employees or agents) from, or disclosed to Multex (or its employees or agents) by, Merrill Lynch, or its affiliates or clients, which is marked as confidential or which ought reasonably to be understood to be confidential concerning the past or present business activities of said entities, and/or their clients, including, but not limited to, any information relating to the Merrill Research, pricing, methods, strategies, processes, financial data, investments, accounts, assets, lists, technical data, software programs, apparatus, statistics, research, multimedia programs and strategies, programs, specifications, documentation, development plans, or related information, and the results from the provision of the Services performed by Multex under this Agreement and (ii) with respect to Multex, the Multex Software and any related documentation or specifications, and any other information obtained by Merrill Lynch or its affiliates (or its or their employees or agents) which is marked as confidential, or which ought reasonably to be understood to be confidential, concerning Multex's business and operations and financial condition; the software, systems, data bases, hardware and information services used by Multex to conduct its business, including the configurations hereof; and Multex's customer lists and prospects.. Notwithstanding the foregoing, the internal distribution of Research to Merrill Lynch employees pursuant to a Service Request by Multex in accordance with the terms of this Agreement shall not be deemed a breach of this paragraph 14 (a).

     (b) Multex shall protect the confidentiality of the Research and shall not disclose such Research to any entity or person except as expressly permitted herein. Multex shall refrain from (i) making any representations or warranties of any kind concerning the Research or
          (ii) modifying, amending, editing, or otherwise revising, in any manner, the content or format of the Research. The Research shall be transmitted as described herein in their entirety (including all accompanying disclaimers and proprietary notices) and without revision by Multex. Multex shall use reasonable efforts to prevent interception, inappropriate disclosure, or use of the Research by unauthorized persons. Towards that end, Multex will ensure that its employees abide by the provisions of this Agreement and do not illegally trade on or wrongfully disclose or use any information given to Multex by Merrill

          Lynch.

     (c) Each party shall hold the Confidential Information of the other party in trust and confidence for the other party and shall not reproduce, disclose to any person, or firm or enterprise, or use for its own benefit, any such Confidential Information (except as specifically permitted or contemplated by this Agreement). Notwithstanding the foregoing, it is agreed that neither party shall not have any liability for breach of any confidentiality obligation by its clients or other third parties not under such party's control.

     (d) Without limiting the generality of the foregoing, Confidential Information will not include information that (i) is already rightfully known to a party at the time it is obtained from the other party, free from any obligation to keep such information confidential;
          (ii) is or becomes publicly known through no wrongful act of either party; (iii) is rightfully received from a third party without restriction and without breach of this Agreement; (iv) is independently acquired or developed by a party without breach of any obligation hereunder; or (v) is required to be disclosed pursuant to law, governmental regulation, or court order.

15.Ownership Rights.
   ----------------
     (a) The Research shall remain the sole and exclusive property of Merrill Lynch and/or its affiliates and Multex shall not acquire any rights in the Research.

     (b) The Multex Software shall remain the property of Multex. Merrill Lynch and its affiliates may use the Multex Software only in conjunction with the Services. Merrill Lynch shall not permit the Multex Software to be used by more than the number of users as may be agreed to between Merrill Lynch and Multex. Merrill Lynch shall not copy, in whole or in part, the Multex Software or related documentation, whether in the form of computer media, printed or in any other form; provided, however, that for each Service Request, Merrill Lynch and its affiliates may make one(1) copy of the Software for back-up purposes only.

     (c) The License granted herein is for the limited purposes of enabling Merrill Lynch and its affiliates to contribute the Research to Multex, and to receive the Services and distribute the Merrill Research and other research materials provided by Multex within Merrill Lynch and its affiliates.

     (d) MERRILL LYNCH SHALL NOT MAKE ANY ALTERATION, CHANGE OR MODIFICATION TO THE MULTEX SOFTWARE. MERRILL LYNCH MAY NOT RECOMPILE, DECOMPILE. DISASSEMBLE. OR REVERSE ENGINEER THE MULTEX SOFTWARE OR MAKE OR DISTRIBUTE ANY OTHER FORM OF THE MULTEX SOFTWARE.

     (e) Merrill Lynch may use the trademarks of Multex or its licensors only to identify printed output produced by the Multex Software and only in accordance with accepted trademark practice, including identification of the relevant trademark owner's name. The use of any trademark as authorized herein does not give Merrill Lynch any rights of ownership or other rights relating to the trademark, and all goodwill resulting from any such use shall inure to the benefit of the relevant trademark owner.

     (f) Multex may use the trademarks of Licensee and Merrill Lynch & Co., Inc only as necessary to identify the source of the Research and only in accordance with accepted trademark practice, including identification of the relevant trademark owner's name. The use of any trademark as authorized herein does not give Multex any rights of ownership or other rights relating to the trademark, and all goodwill resulting from any such use shall inure to the benefit of the relevant trademark owner.

16.Warranties.
   ----------
     (a) Multex hereby represents, warrants, and covenants to Merrill Lynch and its affiliates as follows:
              (i) Multex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full authority to enter into this Agreement and shall comply with applicable laws;
              (ii) Multex Software and the Services provided to Merrill Lynch and its affiliates shall not infringe the Proprietary Rights of any third party;
              (iii) Multex has the legal right and authority to license Multex Software (including, without limitation, the Third Party Software included therein) to Merrill Lynch and its affiliates as described herein; and
              (iv) The medium on which Multex Software is furnished is warranted to be free of detects in materials and workmanship under normal use for a period of thirty (30) days from the date of delivery of Multex Software pursuant to each Service Request.

     (b)  Merrill Lynch represents, warrants and covenants to Multex that:
              (i) Merrill Lynch is the owner of and has the right to provide the Research to Multex for distribution as provided herein;
              (ii) Merrill Lynch has the right to internally distribute the Research;
              (iii) To the best of its knowledge, the Research does not infringe the Proprietary Rights of any third Party;
              (iv) Merrill Lynch will comply with all laws and regulations applicable to the use and internal distribution of the Merrill Research, and will comply with the laws relating to the preparation of the Research of the jurisdiction in which such Research is prepared.

     (c)  THE EXPRESS WARRANTIES AND LIMITATIONS SET FORTH

          HEREIN CONSTITUTE THE ONLY WARRANTIES OF MULTEX AND MERRILL LYNCH (AND ITS AFFILIATES) AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. MULTEX AND ITS LICENSORS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS MERRILL LYNCH OR ITS AFFILIATES OR CLIENTS MAY OBTAIN BY USE OF MULTEX SOFTWARE OR THE SERVICES. THE MERRILL RESEARCH IS PROVIDED TO MULTEX ON AN "AS IS" BASIS, WITH ALL FAULTS AND DEFECTS CONTAINED THEREIN, MERRILL LYNCH DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY. FITNESS FOR A PARTICULAR USE OR ANY OTHER MATTER WITH RESPECT TO THE RESEARCH AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATION OR STATEMENT SHALL BE BINDING UPON MERRILL LYNCH AS A WARRANTY OR OTHERWISE.


17.  Insurance.
     ---------
          Multex shall procure and maintain for itself and its employees all insurance coverages as required by Federal or State law, including workers' compensation insurance. Multex shall procure and maintain for itself: (i) Employers' Liability Insurance coverage including bodily injury coverage, with a minimum of $100,000 for each employee; (ii) general liability coverage of at least $1,000,000 and (iii) automobile liability coverage of at least $500,000. Upon request, Multex shall provide evidence of such policies (including certificates of insurance) to Merrill Lynch. Such policies shall contain an express waiver of any right of subrogation.


18.  Advertising.
     -----------
          Neither party shall use the name or marks of the other or its parent or any subsidiary or affiliated company in any publicity release, advertising, or publicly displayed or distributed materials without securing the prior written consent of the party whose name is to be used, which may be withheld in said party's sole discretion. Notwithstanding the foregoing, Multex may disclose the fact of and terms of this Agreement (but not Merrill Lynch Confidential Information) to its directors, officers, employees, and representative and potential investors of Multex. Merrill Lynch may reference Multex's name in reports, analyses, and other materials in the ordinary course of its business. Multex may include Merrill Lynch's name as a contributor to Multex's distribution services.

19.  Successors and Assigns.
     ----------------------
          This Agreement shall be binding upon the parties respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment shall be void.

20. Governing Law.
    -------------

          The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York.

21.  Modifications.
     -------------

          No modification, amendment, supplement to or waiver of this Agreement or any Service Request or Attachment hereunder, or any of their provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

22.  Waiver.
     ------

          A failure or delay of either party to this Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of this Agreement.

23. Exhibits.
    --------

          The terms and conditions of any and all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

24.  Compliance with Law.
     -------------------

          Multex shall comply with all applicable U.S., state and local laws and regulations in its performances of its obligations hereunder and the Services will comply with applicable law.

25. Heading.
    -------
          The headings herein are for convenience of reference only and shall not impact the meaning of this Agreement.

26. Entire Agreement.
    ----------------

          This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and shall supersede all prior agreements or understandings concerning such subject matter.

27. Survival.
    --------
          Notwithstanding any termination of this Agreement, the provisions of
          Section 3,6, 8 (e), 9, 12. 13, 14, 15, 16, 18, 19, 27, and 31 shall survive termination.

28.  Access.
     ------

          Merrill Lynch shall provide Multex with reasonable access to its premises to perform the obligations set forth herein. Multex shall abide by the site regulations and security procedures applicable to each site.


29.  Force Majeure.
     -------------
          In no event shall either party be liable to the other for any delay or failure to perform hereunder (other than a failure to pay any amounts due hereunder), which delay or failure to perform is due to causes beyond the reasonable control of said party including, but not limited to, acts of God; acts of a public enemy; acts of the United States of America; fires, floods; epidemics; quarantine restrictions; strikes; and freight embargoes. In every case, the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay, and the party claiming excusable delay must promptly notify the other party of such delay. Without limiting the foregoing, strikes or other labor discord by a party's employees or the employees of its agents or subcontractors will not excuse such party's delay or failure to perform.

30.  Computer Security Guidelines; Merrill Lynch Firewalls.
     -----------------------------------------------------
     (a)  Multex represents and, warrants that under the terms of this
          Agreement: (i) all Multex interconnectivity to Merrill Lynch and its affiliates' computing systems and/or networks and all attempts at. same shall be only through Merrill Lynch's security gateways and/firewalls; (ii) it will not access, and will not permit unauthorized persons or entities to access. Merrill Lynch computing systems and/or networks without Merrill Lynch's express written authorization and any such actual or attempted access shall be consistent with any such authorization; and (iii) it will use a virus detection/scanning program or connect to Merrill Lynch or its affiliates via a virus clean environment prior to any attempts to access any of Merrill Lynch's computing systems and/or networks and upon detecting a virus, all attempts to access Merrill Lynch's computing and/or networks shall immediately cease and shall not resume until any such virus has been eliminated.

     (b) Merrill Lynch uses front end computers known as firewalls (the "Firewalls") to insure network security. The Firewalls have the ability to alter and cancel data transmissions based on internal Merrill Lynch specifications. Multex will deliver Research electronically to the Firewalls and shall be responsible for document integrity to the Firewalls and to any Merrill Lynch test sites provided for in the Schedules. Merrill Lynch shall be solely responsible for document integrity from the Firewalls throughout Merrill Lynch.

31.  Notices.
     -------

          Except as otherwise expressly provided herein or in any Service

          Request, any notice or other communication required or permitted shall be in writing and shall be delivered via overnight delivery service, personal delivery, or certified mail, return receipt requested addressed as follows:

            If to Multex:        Multex Systems, Inc.
                                 33 Maiden Lane
                                 5th Floor
                                 New York, New York 10038
                                 Attention:  President

            If to Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith,
                                 Incorporated
                                 250 Vesey Street, 17th Floor
                                 New York, New York 10028
                                 Attention; Jack Roehrig


                                 Merrill Lynch, Pierce, Fenner & Smith.
                                 Incorporated
                                 222 Broadway222 Broadway, 17th Floor
                                 New York, New York 10038
                                 Attention: Corporate Law Department

            Or so such other address as shall be given by either party to the other in writing.

32. Import/Export Restrictions.
    --------------------------
     (a) This Agreement is made subject to any laws, regulations. orders or restrictions on the export of the Services, Multex Software, and Equipment that may be imposed at any time or from time to time by the U.S. Government or other governmental authorities with jurisdiction over the parties. Both parties (i) shall comply with all such laws, regulations, permits, orders and other restrictions to the extent that they are applicable to the Services, Equipment, and/Multex Software and (ii) shall not directly or indirectly, export or re-export (as defined in the United States Export Administration Regulations) the Services, Multex Software, or Equipment to any country for which the U.S. Government, or any agency thereof, requires an export license or other governmental approval without first obtaining the same. With respect to all Multex Software. Equipment and related Services exported outside of the United States pursuant to the is Agreement, except as otherwise provided on a Service Request. Multex shall act as the exporter of record for purposes of the Export Administration Act of 1979. as amended, and all other relevant laws or regulations.

33.  Foreign Corrupt Practices Act.
     -----------------------------
          Multex represents, warrants and covenants to Merrill Lynch and its affiliates that it is aware of and familiar with the provisions of the Foreign Corrupt Practices Act of 1977. as amended (the FCPA"), and its purposes will take no action and make no payment in violation of, or which might cause Multex or Merrill Lynch or any its affiliates or its and their respective directors, officers, employees or agents to be in violation of, the FCPA. Multex will act in full compliance with the FCPA. Multex further represents and warrants that no person employed by it in connection with the performance of its obligation under this Agreement is an official of the government of any foreign country, or any agency thereof, and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such official. Notwithstanding anything to the contrary, if Multex takes any action that could constitute a violation of the FCPA, Merrill Lynch may, at its sole option, immediately terminate this Agreement. Furthermore, for the purposes of reasonably ensuring compliance with the FCPA, Multex agrees that, upon request by Merrill Lynch at any time during the term of this Agreement. Multex will make available for audit by an accounting firm designated by Merrill Lynch which is reasonably acceptable to Multex, Multex's books, records and other documentation relevant to its business activities conducted pursuant to this Agreement. The accounting firm shall provide to Merrill Lynch only such information obtained from such review that relates to a possible violation of the FCPA. Merrill Lynch shall pay any and all costs of any such requested audit.

34. Former Agreements.
    -----------------
          This Agreement replaces and supersedes the 1994 Agreement and the 1996 Master Agreement, which agreements are deemed cancelled as of the date hereof.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER                MULTEX SYSTEMS, INC
& SMITH INCORPORATED

   /s/                                     /s/
By:________________________             By:________________________

Name:______________________             Name:______________________

Title:_____________________             Title:_____________________

Date:______________________             Date:______________________

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